Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-111441, Form S-3 No. 333-106976, Form S-3 No. 333-103355, Form S-3 No. 333-61292, Form S-3 No. 333-42144, Form S-3 No. 333-87045, Form S-3 No. 333-83478, and Form S-4 No. 333-120923) and in the related Prospectuses of Maverick Tube Corporation and in the Registration Statements (Form S-8 No. 333-127316, Form S-8 No. 333-115461, Form S-8 No. 33-89526, Form S-8 No. 333-52621, Form S-8 No. 333-30696, and Form S-8 No. 333-46740) pertaining to the Second Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan, the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors, the Maverick Tube Corporation Amended and Restated 1990 Stock Option Plan, the Maverick Tube Corporation 1994 Stock Option Plan, the Maverick Tube Corporation Director Stock Option Plan, the Maverick Tube Corporation 1999 Director Stock Option Plan, and the Amended and Restated Prudential Steel Ltd. Stock Option Plan of Maverick Tube Corporation of our report dated March 2, 2005, except for Note 3, as to which the date is November 4, 2005, with respect to the consolidated financial statements and schedule of Maverick Tube Corporation and Subsidiaries included in its Current Report on Form 8-K.
/s/ Ernst & Young LLP
St. Louis, Missouri
November 4, 2005

46